Exhibit 5.2

Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, Pennsylvania 19103 +1 215 988 2700 main +1 215 988 2757 fax

April 15, 2022

Primo Water Corporation
4221 West Boy Scout Boulevard Suite 400
Tampa, Florida 55403
United States

Re:	Primo Water Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Primo Water Corporation, an Ontario corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering issuance of deferred compensation obligations (the “Obligations”) under the terms of the Primo Water Corporation Deferred Compensation Program (the “Program”), which represent the obligation of the Company to pay deferred compensation and other amounts credited to accounts established under the Program.

For purposes of this opinion letter, we have examined the Program, the Registration Statement, and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed.  As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the due and valid organization, existence and good standing of the Company under the laws of the Province of Ontario; (ii) that all necessary corporate action has been taken by the Company to adopt the Program and the Program is a validly existing Program of the Company; (iii) the legal capacity of all natural persons; (iv) the genuineness of all signatures; (v) the authenticity of all documents submitted to us as originals; (vi) the conformity to original documents of all documents submitted to us as copies; (vii) the authenticity of the originals of such latter documents; (viii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (ix) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Our opinion expressed below is limited to the law of the State of Florida and the federal law of the United States of America. We express no opinion with respect to the applicability thereto, or the effect thereon, of laws of any other jurisdiction. In particular, we understand that Goodmans LLP is rendering a Canadian and Ontario law opinion to the Company with respect to items (i) and (ii) above. We are not familiar with those laws and do not express any opinion as to the matters addressed by Goodmans LLP.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that when issued by the Company in the manner provided in the Program, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement to (a) bankruptcy, insolvency, reorganization, arrangement or other laws of general applicability relating to or affecting creditors’ rights, and (b) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter.  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Matthew H. Meyers
Matthew H. Meyers